Exhibit 10.01

LESLIE’S POOLMART, INC.,

as Issuer,

AND

THE BANK OF NEW YORK,

as Trustee

SUPPLEMENTAL INDENTURE

Dated as of January 11, 2005

with respect to:

10 3/8% Senior Notes due 2008

SUPPLEMENTAL INDENTURE, dated as of January 11, 2005 (the “Supplemental Indenture”) between Leslie’s Poolmart, Inc., a Delaware corporation (the “Company”) and The Bank of New York, as Trustee (the “Trustee”), for the Company’s 10 3/8% Senior Notes due 2008 (the “Notes”).

WHEREAS, the Company and the Trustee heretofore executed and delivered an Indenture, dated as of May 21, 2003, between the Company and the Trustee (the “Indenture”), under which the Notes in the aggregate principal amount of $59,495,000 were issued and of which $59,495,000 are currently outstanding.

WHEREAS, the Company has offered to purchase all of the Notes (the “Tender Offer”) and has solicited the consents (the “Consent Solicitation”) to certain amendments to the Indenture pursuant to the Company’s Offer to Purchase and Consent Solicitation Statement dated December 23, 2004.

WHEREAS, Section 9.02 of the Indenture provides that the Company and the Trustee may amend or supplement the Indenture with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer for the Notes).

WHEREAS, in accordance with Section 9.02 of the Indenture, the Company has obtained the written consent to the proposed amendments to the Indenture from the Holders of at least a majority in aggregate principal amount of the Notes currently outstanding.

WHEREAS, the Company is authorized to enter into this Supplemental Indenture by a resolution of the Board of Directors of the Company, and the Trustee has received an Opinion of Counsel and an Officers’ Certificate stating that the execution of this Supplemental Indenture is permitted by the Indenture and all conditions precedent under the Indenture have been satisfied.

NOW, THEREFORE, for and in consideration of the foregoing premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE ONE

Section 1.1. Subject to the provisions of Section 2.1 hereof, the following Sections of the Indenture are deleted in their entirety:

Section 4.03 —	the covenant entitled “Limitation on Restricted Payments,”

Section 4.04 —	the covenant entitled “Limitation on Incurrence of Additional Indebtedness,”

Section 4.05 —	the covenant entitled “Corporate Existence,”

Section 4.06 —	the covenant entitled “Payment of Taxes and Other Claims,”

Section 4.07 —	the covenant entitled “Maintenance of Properties and Insurance,”

Section 4.08 —	the covenant entitled “Compliance Certificate; Notice of Default,”

Section 4.10 —	the covenant entitled “Commission Reports,”

Section 4.12 —	the covenant entitled “Limitation on Transactions with Affiliates,”

Section 4.13 —	the covenant entitled “Conduct of Business,”

Section 4.14 —	the covenant entitled “Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries,”

Section 4.15 —	the covenant entitled “Limitation on Liens,”

Section 4.18 —	the covenant entitled “Limitation on Preferred Stock of Subsidiaries,”

Section 5.01 —	the covenant entitled “Merger, Consolidation and Sale of Assets,”

Section 6.01 —	the Events of Default set forth in clauses (c), (d) and (e),

Section 8.01(d) —	the conditions to Legal Defeasance and Covenant Defeasance set forth in clauses (3), (4), (5), (6), (7), (8), and (9).

Section 1.2. Subject to Section 2.1, any definitions used exclusively in the deleted provisions of the Indenture set forth in Section 1.1, and all references to such deleted provisions, are hereby deleted in their entirety from the Indenture.

ARTICLE TWO

Section 2.1 Effective Date of This Supplemental Indenture.

This Supplemental Indenture shall be effective as of the date first written above. The terms of this Supplemental Indenture will become operative only upon acceptance for purchase by the Company of at least a majority in aggregate principal amount of outstanding Notes validly tendered (and not validly withdrawn) pursuant to the terms of the Tender Offer.

Section 2.2 Indenture Ratified.

Except as hereby otherwise expressly provided, the Indenture, as modified by this Supplemental Indenture, is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

Section 2.3 Counterparts.

This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 2.4 Trustee Not Responsible.

The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

Section 2.5 Definitions and Terms.

Unless otherwise defined herein, all capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Indenture.

Section 2.6 Supplemental Indenture is an Indenture.

This Supplemental Indenture is an amendment to and implementation of the Indenture, and the Indenture and this Supplemental Indenture shall be read together from and after the effectiveness of this Supplemental Indenture.

Section 2.7 Governing Law.

This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

THE COMPANY:

LESLIE’S POOLMART, INC.

By:	/s/ Lawrence Hayward
Name:	Lawrence Hayward
Title:	Chief Executive Officer

Attest:	/s/ Donald J. Anderson
Donald J. Anderson,
Executive Vice President, Chief Financial Officer and Secretary

THE TRUSTEE:

THE BANK OF NEW YORK,
as Trustee

By:	/s/ Daren M. DiNicola
Name:	Daren M. DiNicola
Title:	Authorized Signatory